Exhibit 99.1
Press Release
For Immediate Release

Independent Bank Group, Inc. Completes Acquisition of
BOH Holdings, Inc.

McKINNEY, Texas, April 17, 2014 -- Independent Bank Group, Inc. (NASDAQ: IBTX), the holding company for Independent Bank, today announced the completion of the acquisition of BOH Holdings Inc. and its subsidiary, Bank of Houston, Houston, Texas (collectively “BOH”). BOH reported total consolidated assets of $923.9 million, total deposits of $804.2 million, and total equity capital of $97.5 million at December 31, 2013. Bank of Houston is a full service commercial bank with six offices in the greater Houston, Texas area.

Under the terms of the definitive agreement, Independent Bank Group issued approximately 3,616,060 shares of Independent Bank Group common stock and paid $34.0 million in cash for the outstanding shares of BOH common stock.

In connection with the transaction, three directors of BOH, James D. Stein, Donald L. Poarch, and J. Webb Jennings III, became directors of Independent Bank Group and Stein was named Vice Chairman and Houston Region Chief Executive Officer.

David Brooks, Chairman and Chief Executive Officer of Independent Bank Group commented “This acquisition is a major component of our strategy as we enter the dynamic Houston market. We are excited to have the BOH leadership and employees join the Independent team.”

About Independent Bank Group

Independent Bank Group, through its wholly owned subsidiary, Independent Bank, provides a wide range of relationship-driven commercial banking products and services tailored to meet the needs of businesses, professionals and individuals. Independent Bank Group operates 30 full service banking locations with 22 located in the Dallas/North Texas region and eight located in the Austin/Central Texas region. As of December 31, 2013, Independent Bank Group had total assets of $2.165 billion, total loans of $1.723 billion and total deposits of $1.710 billion.

In connection with the acquisition of BOH Holdings, Inc., Independent Bank Group filed with the Securities and Exchange Commission registration statements on Form S-4 to register the shares of Independent Bank Group’s common stock issued to the shareholders of BOH Holdings. The registration statement includes a proxy statement/prospectus which was sent to the shareholders of Independent Bank Group and BOH Holdings seeking their approval of the transaction.

WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENTS ON FORM S-4, THE PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENTS ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH THE TRANSACTION BECAUSE THESE DOCUMENTS CONTAIN IMPORTANT INFORMATION ABOUT INDEPENDENT BANK GROUP AND BOH HOLDINGS AND THE RESPECTIVE TRANSACTION.

Investors and security holders may obtain copies of these documents free of charge through the website maintained by the Securities and Exchange Commission at http://www.sec.gov or from Independent Bank Group at its website, www.ibtx.com. Documents filed with the SEC by Independent Bank Group will be available free of charge by directing a request by telephone or mail to Independent Bank Group, Inc., 1600 Redbud Blvd., Suite 400, McKinney, Texas 75069, 972-562-9004.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the securities laws that are based on current expectations, assumptions, estimates and projections about Independent Bank Group and its subsidiaries. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of Independent Bank Group’s control that may cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include but are not limited to whether Independent Bank Group can: successfully identify acquisition targets and integrate the businesses of acquired companies and banks; continue to sustain its current internal growth rate or total growth rate; provide products and services that appeal to its customers; continue to have access to debt and equity capital markets; and achieve its sales objectives. Other risks include, but are not limited to: the trading price of Independent Bank Group common stock; the possibility that credit quality could deteriorate; actions of competitors; changes in laws and regulations (including changes in governmental interpretations of regulations and changes in accounting standards); a deterioration or downgrade in the credit quality and credit agency ratings of the securities in Independent Bank Group’s securities portfolio; customer and consumer demand, including customer and consumer response to marketing; effectiveness of spending, investments or programs; economic conditions, including current rate fluctuations and interest rate fluctuations; and weather. These and various other factors are discussed in Independent Bank Group’s Quarterly Report on Form 10-Q for the quarters ended March 31, 2013, June 30, 2013, and September 30, 2013, Annual Report on Form 10-K for the year ended December 31, 2013 and other reports and statements that Independent Bank Group has filed with the SEC.

Contacts:

Analysts/Investors:

Torry Berntsen President and Chief Operating Officer (972) 562-9004 tberntsen@ibtx.com	Michelle Hickox Executive Vice President and Chief Financial Officer (972) 562-9004 mhickox@ibtx.com

Media:

Eileen Ponce Marketing Director (469) 742-9437 eponce@ibtx.com

Source: Independent Bank Group